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Exhibit 32.1


                                WRITTEN STATEMENT
                                       OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

     The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed by PHC, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


Date:  November 9, 2007                          /s/  Bruce A. Shear
                                                 ___________________
                                                      Bruce A. Shear
                                                      President
                                                      Chief Executive Officer




Date:  November 9, 2007                          /s/  Paula C. Wurts
                                                 ___________________
                                                      Paula C. Wurts
                                                      Treasurer
                                                      Chief Financial Officer

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